     As filed with the Securities and Exchange Commission on June 30, 2000
                                                       Registration No. 33-91676

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             THE BISYS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

     Delaware                                                   13-3532663
 (State or Other                                             (I.R.S. Employer
 Jurisdiction of                                          Identification Number)
Incorporation or
  Organization)

                                 150 Clove Road
                      Little Falls, New Jersey 07424-2136
              (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                              THE BISYS GROUP, INC.
      AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                              KEVIN J. DELL, ESQ.
            Executive Vice President, General Counsel and Secretary
                             The BISYS Group, Inc.
                                 150 Clove Road
                      Little Falls, New Jersey 07424-2136
                    (Name and address of agent for service)

                                 (973) 812-8600
         (Telephone number, including Area Code, of Agent for Service)

                             EXPLANATORY STATEMENT

     The Registrant registered on Form S-8 (Registration No. 33-91676) 1,550,000 shares of its common stock issuable pursuant to the Registrant's Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "1992 Plan"). As of the date hereof, 247,539 shares of common stock which were registered in connection with the 1992 Plan remain available for the grant of options under the 1992 Plan and, pursuant to Instruction E to Form S-8, are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Registrant's 1999 Equity Participation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                 Not Applicable

                                    PART II

ITEM 8. EXHIBITS

EXHIBIT
NUMBER
-------
  24*          Powers of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey, on the 29th day of June, 2000.

                                        THE BISYS GROUP, INC.



                                        By: /s/ Lynn J. Mangum
                                            -----------------------------------
                                               Lynn J. Mangum
                                               Chairman of the Board, President
                                               and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signatures                  Title                       Date
       ----------                  -----                       ----

/s/ Lynn J. Mangum          Director, Chairman of the      June 29, 2000
------------------------    Board, President and Chief
     Lynn J. Mangum         Executive Officer (Principal
                            Executive Officer)


/s/ Dennis R. Sheehan       Executive Vice President and   June 29, 2000
------------------------    Chief Financial Officer
     Dennis R. Sheehan      (Principal Accounting and
                            Financial Officer)


         *                  Director                       June 29, 2000
------------------------
     Robert J. Casale


         *                  Director                       June 29, 2000
------------------------
     Thomas A. Cooper


         *                  Director                       June 29, 2000
------------------------
     Jay W. DeDapper


         *                  Director                       June 29, 2000
------------------------
     John J. Lyons

         *                  Director                       June 29, 2000
------------------------
    Thomas E. McInerney


         *                  Director                       June 29, 2000
-------------------------
    Joseph J. Melone


*Lynn J. Mangum hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 29, 2000 pursuant to a power of attorney filed herewith.


                                        By:  /s/ Lynn J. Mangum
                                            --------------------------------
                                               Lynn J. Mangum
                                               Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
24                  Powers of Attorney